Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2016 by and between EOG Resources, Inc., a Delaware corporation (“Parent”), and Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989 (a/k/a Trust Q Under the Will of Peggy A. Yates) (the “Stockholder”).

RECITALS

WHEREAS, this Agreement is made in connection with (1) the closing of the transactions contemplated by the Asset Purchase and Sale Agreement (the “Purchase Agreement”), dated as of September 2, 2016, by and among Parent, EOG Resources Assets LLC, a Delaware limited liability company, and the Stockholder, and (2) the issuance of the Subject Common Stock on the Closing Date pursuant to the Purchase Agreement; and

WHEREAS, Parent has agreed to provide the registration and other rights set forth in this Agreement, subject to Parent’s receipt of a complete Selling Stockholder Questionnaire from the Stockholder, in the form attached hereto as Annex A (the “Questionnaire”), by November 18, 2016, for the benefit of the Stockholder, who received Subject Common Stock on the Closing Date as Stock Consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

Section 1.01 Shelf Registration.

(a) Shelf Registration. Subject to the delivery of the Questionnaire as contemplated by the Recitals, Parent shall (i) prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause such Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than December 3, 2016 (the “Effectiveness Deadline”). The Shelf Registration Statement filed pursuant to this Section 1.01(a) shall be on Form S-3 of the SEC if Parent is eligible to use Form S-3 or Form S-1 of the SEC if Parent is not eligible to use Form S-3. Subject to Section 1.01(b), Parent will cause the Shelf Registration Statement filed pursuant to this Section 1.01(a) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the beginning of the Effectiveness Period, but in any event within three Business Days of such date, Parent will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction that Parent reasonably believes would be required by applicable law to be disclosed in the Shelf Registration Statement and the Board of Directors of Parent (the “Parent Board”) determines in good faith that its ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Parent Board would materially and adversely affect Parent; provided, however, in no event shall such Selling Holders be suspended under clauses (i) or (ii) of this Section 1.01(b) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds 30 consecutive days or 45 days in the aggregate. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 1.02 Registration Procedures.

(a) In connection with its obligations under this Article I, Parent will, as expeditiously as possible:

(i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(ii) furnish to each Selling Holder and each Selling Holder’s representatives and counsel designated in writing by such Selling Holder to Parent (A) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any amendment or supplement thereto a copy of a reasonably complete draft of such Shelf Registration Statement or any amendment or supplement thereto, and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or any amendment or supplement thereto, and (B) a copy of the filed Shelf Registration Statement or any amendment or supplement thereto;

(iii) promptly notify each Selling Holder, at any time when (A) a prospectus relating thereto is required to be delivered under the Securities Act, of the filing of the Shelf Registration Statement or any amendment or supplement thereto, and, when the same has become effective, (B) the receipt of any written comments from the SEC with respect to any filings referred to in clause (A) and any written request by the SEC for amendments or supplements to a Shelf Registration Statement, or (C) copies of any and all transmittal letters or other correspondence filed via EDGAR with the SEC or any other Governmental Authority relating to a Shelf Registration Statement (it being understood that each Selling Holder receiving any materials from Parent contemplated herein shall (and shall cause its representatives and counsel to) keep such materials confidential); and

(iv) immediately notify each Selling Holder, each Selling Holder’s representatives and counsel, and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (B) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any Proceedings for that purpose; or (C) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or “Blue Sky” laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or Proceedings related thereto.

(b) Each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in Section 1.02(a)(iv), shall forthwith discontinue disposition of the Registrable Securities until it is advised in writing by Parent that the use of the prospectus may be resumed. Parent shall extend the period of time during which Parent is required to maintain the Shelf Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of notice from Parent pursuant to Section 1.02(a)(iv) to and including the date the Selling Holder is advised in writing by Parent that the use of the prospectus may be resumed.

Section 1.03 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144; or (c) such security becomes eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for Parent to be in compliance with the current public information requirement under Rule 144(c)(1).

Section 1.04 Lack of Required Information. Parent shall have no obligation to include in the Shelf Registration Statement any shares of Subject Common Stock of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Parent, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 1.05 Disclosure of Information. If the Stockholder desires to have its Registrable Securities included in the Shelf Registration Statement it shall provide to Parent all information required to be disclosed therein. Except to the extent such information is disclosed in the Shelf Registration Statement, Parent shall (and shall cause its agents and representatives to) hold all such information in confidence and not make any disclosure thereof unless (a) the disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct an untrue statement of a material fact required to be stated in the Shelf Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a Governmental Authority of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. Parent agrees that it shall, upon learning that disclosure of any such information (other than that disclosed in the Shelf Registration Statement) is sought in or by a Governmental Authority of competent jurisdiction or through other means, give prompt written notice to the Stockholder and allow the Stockholder to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

Section 1.06 Expenses. Parent will pay all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, including, without limitation, all registration, filing, securities exchange listing fees, all customary registration, filing, qualification and other fees and expenses of complying with securities or “Blue Sky” laws, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants and independent reserve engineers for Parent. Notwithstanding the foregoing, “registration expenses” described in this Section 1.06 shall exclude all selling commissions and similar fees and fees of counsel incurred by the Stockholder in connection with the sale of any Registrable Securities.

Section 1.07 [Intentionally Omitted.]

Section 1.08 Indemnification.

(a) By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Parent will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors, officers, managers, members, partners, stockholders, Affiliates or any other Person acting on behalf of such holder of Registrable Securities and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act and its directors, officers, managers, members, partners, stockholders, Affiliates or any other Person acting on behalf of such holder of Registrable Securities (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or Proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or Proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus (including, if applicable, any preliminary or free writing prospectus) contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus (including, if applicable, any preliminary or free writing prospectus) contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 1.07. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 1.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 1.07 is held by a Governmental Authority of competent jurisdiction to be unavailable to Parent or any Selling Holder Indemnified Person or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder Indemnified Person, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder Indemnified Person, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder Indemnified Person be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder Indemnified Person from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnifying party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 1.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 1.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:

(a) make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date;

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the Closing Date; and

(c) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 1.10 Regulation M. Parent will not take any direct or indirect action prohibited by Regulation M under the Exchange Act.

Section 1.11 Cooperation. Parent shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock as the holders of the Registrable Securities may reasonably request in connection with any sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates.

Section 1.12 No Transfer or Assignment. Except with respect to a transferee pursuant to a transfer permitted under Section 1.14(c), the rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may not be transferred or assigned by the Stockholder.

Section 1.13 Requested Information. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution or transfer proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 1.14 Graduated Lock-up.

(a) 100% Lock-up Period (commencing on the Closing Date-December 3, 2016). Subject to Section 1.14(c), notwithstanding the filing and effectiveness of the Shelf Registration Statement, each Holder hereby agrees that it will not (and will cause its Affiliates not to), without the prior written consent of Parent, during the period commencing on the Closing Date and ending immediately before the commencement of trading on December 4, 2016 (or, if such calendar day is not a trading day, then the immediately succeeding trading day) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Subject Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Subject Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Common Stock or other securities, in cash, or otherwise.

(b) 50% Lock-up Period (December 4, 2016-February 1, 2017). Subject to Section 1.14(c), each Holder hereby agrees that it will not (and will cause its Affiliates not to), without the prior written consent of Parent, during the period commencing at the commencement of trading on December 4, 2016 (or, if such calendar day is not a trading day, then the immediately succeeding trading day) and ending immediately before the commencement of trading on February 2, 2017 (or, if such calendar day is not a trading day, then the immediately succeeding trading day), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, more than 50% of the shares of Subject Common Stock received by such Holder as Stock Consideration pursuant to the Purchase Agreement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Common Stock or other securities, in cash, or otherwise.

(c) Nothing in this Section 1.14 shall prohibit or limit the ability of any Holder to effect any transfer of shares of Subject Common Stock as a bona fide gift or gifts or any other similar transfer that does not involve a sale or other disposition for value so long as the transferee agrees in writing to be bound by all of the terms of this Agreement.

ARTICLE II

TERMINATION

Section 2.01 Termination. This Agreement may be completely terminated at any time at or prior to November 18, 2016 by Parent if the Stockholder has not delivered a complete Questionnaire to Parent by November 18, 2016.

Section 2.02 Effect of Termination. In the event that a complete Questionnaire is not delivered to Parent by November 18, 2016, then except as set forth in Article III, this Agreement shall terminate and be null and void.

ARTICLE III

MISCELLANEOUS

Section 3.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, except that the terms set forth below are used herein as so defined:

“Common Stock” means shares of Parent’s common stock, par value $0.01 per share.

“Holder” means a holder of any Registrable Securities.

“Registrable Security” means a share of Subject Common Stock until such time as such security ceases to be a Registrable Security pursuant to Section 1.03 hereof.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Subject Common Stock” means Common Stock issued to the Stockholder pursuant to the Purchase Agreement.

Section 3.02 Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to Parent to:

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Attention: Lloyd W. Helms, Jr., Executive Vice President, Exploration and Production

Fax: (713) 651-6987

Email: Billy_Helms@eogresources.com

and

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Attention: Michael P. Donaldson, Exec. VP and General Counsel

Fax: (713) 651-6987

Email: Michael_Donaldson@eogresources.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld, LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: John Goodgame, Andrew B. Lehman

Fax: (713) 236-0822

Email: jgoodgame@akingump.com, alehman@akingump.com

if to the Stockholder to:

Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989

411 W. Main Street

Artesia, New Mexico 88210

Attention: John A. Yates, Sr.

Fax No.: (575) 746-0353

E-mail: jaycgy@gmail.com

with a copy (which shall not constitute notice) to:

Modrall, Sperling, Roehl, Harris & Sisk, P.A.

500 4th Street NW, Suite 1000

Albuquerque, New Mexico 87102

Attention: James M. Parker

Fax No.: (505) 449-2060

E-mail: jmp@modrall.com

or to such other address or addresses as the parties may from time to time designate in writing.

All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.03 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.

Section 3.04 Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all common stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07 Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Unless specifically provided for herein, the term “or” shall not be deemed to be exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”. All references herein to “dollars” or “$” are to the lawful currency of the United States.

Section 3.08 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 3.09 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Parent and the Stockholder.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

EOG RESOURCES, INC.

By:	/s/ Michael P. Donaldson
Name:	Michael P. Donaldson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Signature Page to

Registration Rights Agreement

STOCKHOLDER:

TRUST Q U/W/O PEGGY A. YATES (DECEASED) DATED NOVEMBER 20, 1989

By:	/s/ John A. Yates, Sr.
Name:	John A. Yates, Sr.
Title:	Trustee

Signature Page to the Registration Rights Agreement made and entered into November 18, 20 16, by and between EOG Resources, Inc., and Trust Q.

Signature Page to

Registration Rights Agreement

ANNEX A

QUESTIONNAIRE

EOG RESOURCES, INC.

NOTICE AND SELLING STOCKHOLDER QUESTIONNAIRE

Pursuant to that certain Registration Rights Agreement, dated November 18, 2016, by and between EOG Resources, Inc., a Delaware corporation (the “Company”), and Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989 (the “Selling Stockholder”), the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (as amended or supplemented from time to time, the “Registration Statement”) on Form S-3 for the registration and resale under the Securities Act of 1933 (as amended, the “Securities Act”), of shares of common stock (the “Registrable Securities”) received by the Selling Stockholder in connection with the Asset Purchase and Sale Agreement, dated as of September 2, 2016, by and among the Company, EOG Resources Assets LLC, a Delaware limited liability company, and the Selling Stockholder.

The Registration Statement is required so that you will be able to freely sell, at some point in the future, your Registrable Securities. The purpose of this Notice and Selling Stockholder Questionnaire (the “Questionnaire”) is to provide the Company with information required to be disclosed in the Registration Statement by the rules and regulations of the Commission. Although you are referred to in this Questionnaire as a “Selling Stockholder,” this does not mean that the Registration Statement will result in the resale of your Registrable Securities. You will still have to take other actions in order to sell your Registrable Securities, and you will choose when to take those other actions.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and any related amendment or prospectus supplement. Accordingly, you are advised to consult your own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and any related amendment or prospectus supplement.

If you have any questions regarding this Questionnaire, please contact Cynthia Angell at 713-250-2245 or cangell@akingump.com.

Please fax or e-mail a copy of the completed and executed Questionnaire by

November 18, 2016 and return the original to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002-5200

Attn: Cynthia Angell

Telephone: (713) 250-2245

Fax: (713) 236-0822

Email: cangell@akingump.com

NOTICE

The undersigned Selling Stockholder hereby elects to include the following shares of Registrable Securities registered in the name of the undersigned Selling Stockholder in the Registration Statement:

☐	All of the undersigned’s shares of Registrable Securities

☐	Only (specify number) of the undersigned’s shares of Registrable Securities

QUESTIONNAIRE

Please answer every question. As used in this Questionnaire, “you” refers, as applicable, to you as an individual Selling Stockholder or to the entity Selling Stockholder on behalf of which you are completing this Questionnaire.

1.	IDENTIFICATION INFORMATION

(a)	If you are an Individual Selling Stockholder, please provide:

Full Legal Name:

Date of Birth:

Home Address:

Telephone:

E-mail:

(b)	If you are an Entity Selling Stockholder, please provide:

Full Legal Name:

State of Incorporation or Jurisdiction of Organization:

Type of Entity:

Address:

Attention:

Telephone:

E-mail:

Name and Position of Authorized Signatory:

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2.	NATURE OF BENEFICIAL OWNERSHIP

The purpose of this question is to identify the “beneficial owner” of the Registrable Securities. Please see Exhibit A for the definition of “beneficial owner.”

(a)	The Selling Stockholder is (please check one):

	☐	a natural person

	☐	a company that is required to file, or is a wholly owned subsidiary of a company that is required to file, periodic and other reports (e.g., Forms 10-K, 10-Q, 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act

If a subsidiary, please identify the reporting company parent:

	☐	a registered investment company, or a subsidiary of a registered investment company, under the Investment Company Act of 1940

If a subsidiary, please identify the registered investment company parent:

	☐	a non-profit charitable foundation under Section 501(c)(3) of the Internal Revenue Code

	☐	a corporation*

	☐	a limited liability company*

	☐	a general partnership*

	☐	a limited liability limited partnership or a limited partnership*

	☐	a trust*

	☐	other* (please specify)

If you checked any of the items marked with an asterisk, please proceed to Question 2(b). Otherwise, you may skip to Question 3.

(b)	Please (i) identify the full legal name and title of each natural person who, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, exercises sole or shared voting and/or investment control over the Registrable Securities and (ii) describe the relationship between such natural person(s) and the registered holder of the Registrable Securities (e.g., general partner-limited partnership, trustee-trust).

If the Selling Stockholder is managed or controlled by another entity instead of one or more natural persons, please proceed up the entity chain until you reach the one or more natural persons that exercise sole or shared voting and/or investment control over the Registrable Securities.

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If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the Question to which you are responding on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your response to these questions.

3.	BROKER-DEALER STATUS

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

If “Yes,” did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐    No  ☐

Note: If “No,” the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

If “Yes,” please identify the broker-dealer and describe the relationship between you and the broker-dealer (i.e., employee-employer, husband-wife, etc.):

If “Yes,” do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note: If “No,” the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	ACQUISITION OF SHARES

Did you acquire the Registrable Securities directly from the Company?

Yes  ☐    No  ☐

If “No,” please describe the manner in which the Registrable Securities were acquired including, the date, the name and address of the seller(s), the purchase price and the transaction documents and please forward such documents to the contact person at the e-mail address or mailing address indicated on the cover of this Questionnaire.

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5.	OWNERSHIP OF SECURITIES OF THE COMPANY

Are you the beneficial or registered owner of any securities of the Company other than the Registrable Securities? Please see Exhibit A for the definition of “beneficial owner.”

Yes  ☐    No  ☐

If “Yes,” please describe the type and amount of securities of the Company other than the Registrable Securities that you beneficially own or for which you are the registered holder:

[Item 507 of Regulation S-K]

6.	RELATIONSHIPS WITH THE COMPANY

Have you or, if applicable, any of your affiliates, officers, directors or principal equity holders (owners of 5% of your equity securities) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

Yes  ☐    No  ☐

If “Yes,” please describe the relationship:

[Item 507 of Regulation S-K]

7.	LEGAL PROCEEDINGS WITH THE COMPANY

Are you or, if applicable, any of your affiliates, officers, directors or principal equity holders (owners of 5% of more of your equity securities) party to any pending legal proceeding in which the Company (or its predecessors or affiliates) is named as an adverse party?

Yes  ☐    No  ☐

If “Yes,” please describe the proceedings:

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SIGNATURE

By signing below, the undersigned:

•	represents that the information provided in this Questionnaire is accurate and complete;

•	acknowledges and agrees that the certifications, representations, warranties and agreements contained in this Questionnaire are made for the benefit of, and may be relied upon by, the Company, including its representatives, agents and counsel, and counsel for the Selling Stockholder, including in connection with the preparation of the Registration Statement and any related amendment or prospectus supplement;

•	consents to the disclosure of the information provided in this Questionnaire (other than date of birth, telephone, and e-mail information) and the inclusion of such information in the Registration Statement and any amendment or prospectus supplement; and

•	agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Questionnaire that may occur subsequent to the date of this Questionnaire at any time during the time the Registration Statement remains effective, and to provide any additional information as the Company or its representatives, agents or counsel may reasonably request.

If the Company is required to file a new or additional registration statement to register Registrable Securities owned by the Selling Stockholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new questionnaire (in a form substantially similar to this Questionnaire).

If the Selling Stockholder transfers all or any portion of its Registrable Securities after the date of this Questionnaire, the undersigned hereby agrees to notify the transferee(s) at the time of transfer of its obligations under this Questionnaire.

Dated:	Selling Stockholder:

By:
Name:
Title:

Please fax or e-mail a copy of the completed and executed Questionnaire by

November 18, 2016 and return the original to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002-5200

Attn: Cynthia Angell

Telephone: (713) 250-2245

Fax: (713) 236-0822

Email: cangell@akingump.com

EXHIBIT A

Definition of “Beneficial Ownership”

A “beneficial owner” of a security includes:

1.	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(a)	voting power which includes the power to vote, or to direct the voting of, such security; and/or,

(b)	investment power which includes the power to dispose, or to direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2.	Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

3.	Any person who has the right to acquire “beneficial ownership” (defined by reference to paragraph (1)) of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in clauses (a), (b) or (c), with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.